                      [Marriott Letterhead Appears Here]

                                                                    Exhibit 99.8

As of December 29, 1995


Host Marriott Corporation
10400  Fernwood Road
Bethesda, MD 20817

Host Marriott Services Corporation
10400  Fernwood Road
Bethesda, MD 20817

Re: Host Marriott Services Corporation Spin-Off: Termination of Consulting Agreement, Reimbursement of A&C Severance Costs, and Early Termination right under HMSC Sublease

Ladies and Gentlemen:

In connection with the October 8, 1993 special dividend (the ''Special Dividend'') of all of the outstanding common stock of Marriott International, Inc. (''MI'') to the shareholders of Marriott Corporation, MI and its subsidiaries entered into a Distribution Agreement (the ''Distribution Agreement'') and certain other agreements (collectively, the ''Host Marriott Agreements'') with Host Marriott Corporation (formerly known as Marriott Corporation, ''HM'') and its subsidiaries, pursuant to which, among other things, HM and its subsidiaries (i) obtain a wide range of services (the ''Intercompany Services'') from MI, (ii) have certain limited rights to use the ''Marriott'' name, and (iii) sublease space in MI's corporate headquarters building. Also in connection with the Special Dividend, each existing Marriott Corporation nonqualified employee stock option was on October 8, 1993 split into
(i) an option to purchase an equal number of shares of the common stock of HM (collectively, the ''Host Split Options'') and (ii) an option to purchase an equal number of shares of the common stock of MI.

HM now intends to consolidate its Host/Travel Plazas business under Host Marriott Services Corporation (''HMSC'') and HMSC's subsidiaries (collectively with HMSC, ''Services''), and distribute all of HMSC's outstanding common stock to HM's shareholders (the ''HMSC Distribution''). In connection with the HMSC Distribution, (i) HM and its remaining subsidiaries (collectively with HM, ''Host Marriott'') and Services have asked MI to agree to certain modifications to the Host Marriott Agreements and to enter into certain agreements with Services in order to facilitate the HMSC Distribution, and (ii) HM has decided, in response to, among other things, a request by MI, to re-denominate the Host Split Options which are held by employees of MI and its subsidiaries so that, after the HMSC Distribution, those options will remain exercisable only for HM common stock, rather than further splitting those Host Split Options between HM and HMSC. In response to that re-denomination and in consideration of, among other things, this Letter Agreement, MI is entering into certain agreements with HMSC which are substantially similar to the Host Marriott Agreements and is making certain modifications to the Host Marriott Agreements to, among other things, (i) provide for the continued provision of certain Intercompany Services to Host Marriott and/or Services, (ii) acknowledge that certain Intercompany Services which pertain primarily to the businesses of Services will no longer be required by Host Marriott, and vice versa, (iii) terminate MI's right of first offer for the Host/Travel Plazas business under the Distribution Agreement, and
(iv) grant HMSC, pursuant to a license agreement with MI, certain limited rights to use the name ''Marriott.''
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Host Marriott Corporation
Host Marriott Services Corporation
As of December 29, 1995
Page 2

In consideration of the foregoing, HM and HMSC hereby agree with MI as follows:
(i) HMSC will promptly (and in any event within 30 days of receipt of an invoice from MI) reimburse MI and its subsidiaries for up to $600,000 in A&C employee severance costs that MI and its subsidiaries may incur (to the extent actually incurred) in connection with the termination of certain architecture and construction services presently provided to the Host/Travel Plaza's business;
(ii) HMSC shall be entitled to early termination under its Sublease Agreement with MI dated as of August 16, 1995, upon (a) not less than nine months prior written notice of the date of termination, which termination date may not be earlier than December 31, 1996, (b) payment of a $750,000 early termination fee at the time of such notice, and (c) satisfaction of all of HMSC's other obligations thereunder on the termination date (including payment of all amounts, other than rents for periods beyond the termination date and associated costs, that may then be due MI thereunder and surrender of the premises in accordance with the provisions of section 15 thereof); and (iii) in consideration of MI's prompt receipt of $113,710 (representing accrued by unpaid fees from October 8, 1995 through the date hereof) under that certain Consulting Agreement dated as of October 8, 1993 among MI and HM pertaining to the Host/Travel Plazas business and Consulting Agreement is hereby terminated and MI hereby releases HM from any further payment obligations thereunder.

By executing this letter agreement in the space provided below, HM and HMSC each acknowledge their acceptance of and agreement to the foregoing. This letter agreement will be automatically canceled and its provisions will be of no further force or effect if it is not fully executed by both HM and HMSC by December 29, 1995.

Sincerely,

MARRIOTT INTERNATIONAL, INC.

By: /s/ Raymond G. Murphy
   -----------------------------------
   Raymond G. Murphy
   Senior Vice President and Treasurer

Accepted and Agreed:

HOST MARRIOTT CORPORATION                 HOST MARRIOTT SERVICES CORPORATION

By:/s/ C. G. Townsend                     By:/s/ Joe P. Martin
   --------------------------------          --------------------------------
Name: C. G. Townsend                      Name: Joe P. Martin
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Title: SRVP                               Title: SRVP & General Counsel
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Date:  12/29/95                           Date:  12/29/95
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